Exhibit 10.6

APRICUS BIOSCIENCES, INC.
2012 STOCK LONG TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD GRANT NOTICE AND
RESTRICTED STOCK UNIT AWARD AGREEMENT

Apricus Biosciences, Inc., a Nevada corporation (the “Company”), pursuant to its 2012 Stock Long Term Incentive Plan (the “Plan”), hereby grants to the holder listed below (“Participant”), an award of restricted stock units (“Restricted Stock Units” or “RSUs”) with respect to the number of shares of the Company’s Stock (the “Stock”) set forth below. This award for Restricted Stock Units (this “RSU Award”) is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Restricted Stock Unit Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Unit Agreement.

Participant:	_____________________________________________________
Grant Date:	_____________________________________________________
Total Number of RSUs:	_____________________________________________________
Distribution Schedule:
Subject to the terms of the Restricted Stock Unit Agreement, the RSUs shall be distributable as they vest pursuant to the Vesting Schedule in accordance with Section 2.1(c) of the Restricted Stock Unit Agreement.

Vesting Schedule:	Subject to the terms of the Restricted Stock Unit Agreement, the RSU Award shall vest on February 15, 2017, provided that Participant shall not have had a termination of Employment prior to such date.

By his or her signature, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Unit Agreement and this Grant Notice. Participant has reviewed the Restricted Stock Unit Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Unit Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Unit Agreement.
The Plan, this Grant Notice and the Restricted Stock Unit Agreement constitute the entire agreement of the parties and supersede in their entirety all oral, implied or written promises, statements, understandings, undertakings and agreements between the Company and Participant with respect to the subject matter hereof, including without limitation, the provisions of any employment agreement or offer letter regarding equity awards to be awarded to Participant by the Company, or any other oral, implied or written promises, statements, understandings, undertakings or agreements by the Company or any of its representatives regarding equity awards to be awarded to Participant by the Company.

APRICUS BIOSCIENCES, INC.		Participant
By:	_________________________	By:	_________________________
Name:	_________________________		_________________________
Title:	_________________________	Name:	_________________________
Address:	11975 El Camino Real, Suite 300 San Diego, CA 92130	Address:	_________________________

Exhibit 10.6

EXHIBIT A
TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE
RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (this “Agreement”) is attached, Apricus Biosciences, Inc., a Nevada corporation (the “Company”) has granted to Participant the right to receive the number of RSUs set forth in the Grant Notice under the Company’s 2012 Stock Long Term Incentive Plan (the “Plan”).

ARTICLE I

GENERAL

1.1Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

1.2Incorporation of Terms of Plan. The RSU Award is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II

AWARD OF RESTRICTED STOCK UNIT

2.1    Award of Restricted Stock Units.

(a)Award. In consideration of Participant’s past and/or continued employment with or service to the Company or any Affiliate and for other good and valuable consideration, the Company hereby grants to Participant the right to receive the number of RSUs set forth in the Grant Notice, subject to all of the terms and conditions set forth in this Agreement, the Grant Notice and the Plan. Prior to actual issuance of any shares of Stock, the RSUs and the RSU Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.

(b)Vesting. The RSUs subject to the RSU Award shall vest in accordance with the Vesting Schedule set forth in the Grant Notice. Unless and until the RSUs have vested in accordance with the vesting schedule set forth in the Grant Notice, Participant will have no right to any distribution with respect to such RSUs. In the event of Participant’s termination of Employment prior to the vesting of all of the RSUs, any unvested RSUs will terminate automatically without any further action by the Company and be forfeited without further notice and at no cost to the Company.

(c)Distribution of Shares.

(i)Shares of Stock shall be distributed to Participant (or in the event of Participant’s death, to his or her estate) with respect to such Participant’s vested RSUs within thirty (30) days following the vesting date of the RSUs as specified in the Vesting Schedule set forth in the Grant Notice, subject to the terms and provisions of the Plan and this Agreement.

Exhibit 10.6

(ii)All distributions shall be made by the Company in the form of whole shares of Stock. In lieu of any fractional share of Stock, the Company shall make a cash payment to Participant equal to the fair market value of such fractional share on the date the RSUs are settled pursuant to this Section 2.1.

(iii)    Neither the time nor form of distribution of Stock with respect to the RSUs may be changed, except as may be permitted by the Administrator in accordance with the Plan and Section 409A of the Code and the Treasury Regulations thereunder.

2.2    Tax Withholding. Notwithstanding any other provision of this Agreement (including, without limitation, Section 2.1(b) hereof):

(a)    The Company and its Affiliates have the authority to deduct or withhold, or require Participant to remit to the Company or the applicable Affiliate, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by law to be withheld with respect to any taxable event arising pursuant to this Agreement. Participant is ultimately liable and responsible for all taxes owed in connection with the RSU Award, regardless of any action the Company or any Affiliate takes with respect to any tax withholding obligations that arise in connection with the RSU Award. Neither the Company nor any Affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding or vesting of the RSU Award or the subsequent sale of Stock. The Company and its Affiliates do not commit and are under no obligation to structure the RSU Award to reduce or eliminate Participant’s tax liability. The Company and its Affiliates may withhold, or may permit Participant to satisfy, the tax withholding obligation in one or more of the forms specified below:

(i)     by cash or check made payable to the Company or the Affiliate with respect to which the withholding obligation arises;

(ii)     by the deduction of such amount from other compensation payable to Participant;

(iii)     with the consent of the Administrator, by requesting that the Company withhold a net number of vested shares of Stock otherwise issuable pursuant to the RSUs having a then current fair market value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Affiliates based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(iv)     with the consent of the Administrator, by tendering vested shares of Stock having a then current fair market value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Affiliates based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(v)     through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to the Stock issuable pursuant to the RSUs then vesting and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company or its Affiliate with respect to which the tax withholding obligation arises in satisfaction of such obligation based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes; provided that payment of such proceeds is then made to

Exhibit 10.6

the Company or the applicable Affiliate at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(vi)    in any combination of the foregoing.

(b)     In the event Participant fails to provide timely payment of all sums required pursuant to Section 2.2(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 2.2(a)(ii) or Section 2.2(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing shares of Stock issuable with respect to the RSUs to Participant or his legal representative unless and until Participant or his legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the grant of the RSUs, the distribution of the shares of Stock issuable with respect thereto, or any other taxable event related to the RSUs, provided that no payment shall be delayed under this Section 2.2(b) if such delay will result in the imposition of taxes or penalties under Section 409A of the Code.

(c)    In the event Participant’s tax withholding obligation will be satisfied under Section 2.2(a)(iii) above, then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those shares of Stock issuable to Participant upon settlement of the RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy Participant’s tax withholding obligation. Participant’s acceptance of this RSU Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described above, including the transactions described in the previous sentence, as applicable. Any shares of Stock to be sold at the Company’s direction through a broker-assisted sale will be sold on the day the tax withholding obligation arises (i.e., the date Stock is delivered) or as soon thereafter as practicable. The shares of Stock may be sold as part of a block trade with other participants of the Plan in which all participants receive an average price. Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed Participant’s tax withholding obligation, the Company agrees to pay such excess in cash to Participant as soon as practicable. Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy Participant’s tax withholding obligation. The Company may refuse to issue any shares of Stock in settlement of the RSU Award to Participant until the foregoing tax withholding obligations are satisfied.

2.3    Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any shares of Stock issuable upon the vesting of the RSUs prior to the fulfillment of all of the following conditions:

(a)     the admission of the Stock to listing on all stock exchanges on which such shares of Stock are then listed;

(b)     the completion of any registration or other qualification of the Stock under any state or federal law or under rulings or regulations of the U.S. Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its sole and absolute discretion, deem necessary and advisable;

(c)     the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

Exhibit 10.6

(d)    the lapse of any such reasonable period of time following the date the RSUs vest as the Administrator may from time to time establish for reasons of administrative convenience, subject to Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder; and

(e)     the receipt by the Company of full payment of any applicable withholding tax in any manner permitted under Section 2.2 above.

2.4    Other Forfeiture and Claw-Back Provisions. Participant hereby acknowledges and agrees that the RSUs and any shares of Stock issued or paid to Participant in settlement of the RSUs are subject to the provisions of Section 6(a)(5) of the Plan.

2.5    Trading Restrictions.

(a)    The Company may establish periods from time to time during which Participant’s ability to engage in transactions involving the Company’s Stock is subject to specific restrictions (“Restricted Periods”). Notwithstanding any other provisions herein, Participant may not sell or otherwise dispose of any shares of Stock acquired pursuant to the RSU Award during an applicable Restricted Period unless such sale or other disposition is specifically permitted by the Company, in its sole discretion. Participant may be subject to restrictions giving rise to a Restricted Period for any reason that the Company determines appropriate, including, restrictions generally applicable to employees or groups of employees or restrictions applicable to Participant during an investigation of allegations of misconduct or conduct detrimental to the Company or any Affiliate by Participant.

(b)    Participant acknowledges and agrees that the RSU Award, any other equity awards now held by Participant or hereafter acquired by Participant, and any shares of Stock issuable upon exercise, vesting or settlement thereof, shall be subject to the terms and conditions of any stock ownership or retention guidelines (the “Guidelines”) adopted from time to time by the Company to the extent such Guidelines are by their terms applicable to Participant. Participant hereby acknowledges and agrees that the Administrator shall have the authority to review Participant’s compliance (or progress towards compliance) with such Guidelines from time to time and, in its sole discretion, to impose such conditions, restrictions or limitations on Participant, the RSU Award, other equity awards held by Participant and other shares of Stock issuable upon exercise, vesting or settlement thereof as the Administrator determines to be necessary or appropriate in order to achieve the purposes of such Guidelines.

ARTICLE III

OTHER PROVISIONS

3.1    Rights as Shareholder. Neither Participant nor any person claiming under or through Participant shall have any of the rights or privileges of a shareholder of the Company in respect of any shares of Stock issuable hereunder unless and until certificates representing such shares of Stock (which may be in book-entry form) shall have been issued and recorded on the books and records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). No adjustment will be made for a dividend or other right for which the record date is prior to the date of such issuance, recordation and delivery, except as provided in Section 7 of the Plan. After such issuance, recordation and delivery, Participant shall have all the rights of a shareholder of the Company, including with respect to the right to vote the shares of Stock and the right to receive any cash or share dividends or other distributions paid to or made with respect to the shares of Stock.

Exhibit 10.6

3.2    No Right to Continued Employment. Nothing in the Plan, the Grant Notice, or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and Participant.

3.3    RSU Award and Interests Not Transferable. This RSU Award and the rights and privileges conferred hereby, including the RSUs awarded hereunder, may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent unless and until the shares of Stock underlying the RSU Award have been issued, and all restrictions applicable to such shares of Stock have lapsed. Neither the RSU Award nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

3.4    Adjustments. Participant acknowledges that the RSU Award, including the vesting of the RSU Award and the number of shares of Stock subject to the RSU Award, is subject to adjustment in the discretion of the Administrator upon the occurrence of certain events as provided in this Agreement and Section 7 of the Plan.

3.5    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the address given beneath the signature of the Company’s authorized officer on the Grant Notice, and any notice to be given to Participant shall be addressed to Participant at the address given beneath Participant’s signature on the Grant Notice. By a notice given pursuant to this Section 3.5, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email (if to Participant) or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

3.6    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.7    Governing Law; Severability. The laws of the State of Nevada shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

3.8    Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted and may be settled, only in such a manner as to conform to such

Exhibit 10.6

laws, rules and regulations. To the extent permitted by applicable law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.9    Tax Representations. Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

3.10    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and the Plan, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

3.11    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the RSUs, the Plan and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.12    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall alter the terms of the RSU Award so as to affect materially and adversely Participant’s rights hereunder without the prior written consent of Participant.

3.13    Electronic Delivery and Paperless Administration. By accepting this Award, Participant hereby consents and agrees to receive any and all documentation related to the Award by electronic delivery and agrees to participate in the Plan through an online or electronic system, such as a system using an internet website or interactive voice response, maintained by the Company or a third party designated by the Company. In addition, in order to facilitate the administration of the Company’s equity administration by a third party, and for such third party administrator to provide reporting to the Company or its Affiliates on shares of Stock held within Participant’s account by such third party administrator, Participant hereby provides his or her consent on the sharing of this information by such third party administrator with the Company and its Affiliates. The foregoing consent shall lapse upon Participant’s termination of Employment or his or her earlier revocation of such consent in writing to the Company.

3.14    Section 409A.

(a)    Notwithstanding any other provision of the Plan, this Agreement or the Grant Notice, the Plan, this Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date, “Section 409A”). The Administrator may, in its discretion, adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any

Exhibit 10.6

other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Section 409A.

(b)    This Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Code, and, accordingly, the shares of Stock issuable pursuant to the RSUs hereunder shall be distributed to Participant no later than the later of: (i) the fifteenth (15th) day of the third month following Participant’s first taxable year in which such RSUs are no longer subject to a substantial risk of forfeiture, and (ii) the fifteenth (15th) day of the third month following first taxable year of the Company in which such RSUs are no longer subject to substantial risk of forfeiture, as determined in accordance with Section 409A and any Treasury Regulations and other guidance issued thereunder.

(c)    For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that Participant may be eligible to receive under this Agreement shall be treated as a separate and distinct payment.

3.15    Limitation on Participant's Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Stock as a general unsecured creditor.